Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICERS PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ido Schoenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of American Well Corporation for the fiscal quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of American Well Corporation.

Date: August 5, 2025

By:	/s/ Ido Schoenberg
Name:	Ido Schoenberg
Title:	Chief Executive Officer
(Principal Executive Officer)